UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2005

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)
Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

-Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

-Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

-Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure

News Release of Independence Holding Company dated June 9, 2005 announcing Semi-Annual Cash Dividend.

News Release of Independence Holding Company dated June 9, 2005 announcing Acquisition of $105 million Life Block.

Item 9.01 Financial Statements and Exhibits

    Not applicable
    Exhibits:

Exhibit 99.1 News Release of Independence Holding Company dated June 9, 2005 announcing Semi-Annual Cash Dividend.

Exhibit 99.2 News Release of Independence Holding Company dated June 9, 2005 announcing Acquisition of $105 million Life Block.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)
By: /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President & Chief Financial Officer	Date:	June 10, 2005

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY                                                                                                                      CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                                                                                            (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                                                                                                     www.Independenceholding.com

NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

SEMI-ANNUAL CASH DIVIDEND

Stamford, Connecticut, June 9, 2005. Independence Holding Company (NYSE -IHC) today reported declaration of a semi-annual cash dividend of $.025 per share payable to shareholders of record on July 7, 2005 with a payment date of July 21, 2005.

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC), and its managing general underwriters, third party administrators, and marketing affiliates. Standard Security Life markets medical stop-loss, long-term and short-term disability, employer-sponsored group major medical, short-term medical, group life and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

Exhibit 99.2

INDEPENDENCE HOLDING COMPANY                                                                                                                    CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                                                                                         (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                                                                                                 www.Independenceholding.com

NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

ACQUISITION OF $105 MILLION LIFE BLOCK

Stamford, Connecticut, June 9, 2005. Independence Holding Company (NYSE: IHC) today announced that Madison National Life Insurance Company, Inc. has entered into an agreement to acquire a block of life insurance policies with approximately $105 million of reserves. This block consists of approximately $70 million of old traditional life reserves and approximately $35 million of universal life and interest sensitive life reserves. Madison National Life will be adding about 50,000 policyholders with this acquisition. Closing of this transaction is anticipated to occur next week.

Roy T.K. Thung, Chief Executive Officer, commented "We are delighted that we were successful in closing this significant block acquisition, which will be immediately accretive to earnings. It also represents a milestone for IHC in that we now have assets well in excess of $1 billion. We are continuing to evaluate other acquisitions and hope to close on additional opportunities this year."

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC), and its managing general underwriters, third party administrators, and marketing affiliates. Standard Security Life markets medical stop-loss, long-term and short-term disability, employer-sponsored group major medical, short-term medical, group life and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.